UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934)

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RMR Hospitality and Real Estate Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RMR HOSPITALITY AND REAL ESTATE FUND
400 Centre Street
Newton, MA   02458

FOR IMMEDIATE RELEASE

For more information
Contact:
Timothy Bonang
Investor Relations
(617) 796-8149

RHR ANNOUNCES RESULTS OF PROXY CONTEST

Newton, MA (March 8, 2007).  RMR Hospitality and Real Estate Fund (AMEX:  RHR) held its annual meeting of shareholders earlier today and votes were counted with respect to a proxy contest initiated by Phillip Goldstein and his “Bulldog” hedge fund.  The matters considered and voted were as follows:

•             Arthur Koumantzelis was re-elected as a Trustee of RHR for a term of three years ending in 2010.  Mr. Koumantzelis was nominated by the RHR Board of Trustees.  Goldstein had previously announced his intention to nominate himself and solicited proxies for his own election.  At the meeting, 98.5% of the shares cast, voted for Mr. Koumantzelis’s re-election.

•             Barry Portnoy was re-elected as a Trustee of RHR for a term of three years ending in 2010.  Mr. Portnoy was nominated by the RHR Board of Trustees for re-election by RHR’s Preferred Shareholders voting as a separate class.  Goldstein had previously announced his intention to nominate his associate Andrew Dakos in place of Mr. Portnoy and had solicited proxies for Mr. Dakos’s election.  At the meeting 100% of the shares cast, voted for Mr. Portnoy.

Goldstein had previously announced that he intended to present two proposals for shareholder consideration:  one to terminate RHR’s advisory agreement with RMR Advisors, Inc. and the other with respect to a tender offer which Goldstein threatened to make.  Although Goldstein had solicited proxies for these proposals, neither proposal was, in fact, presented at the meeting.

Another matter considered at the meeting was the number of shares which Goldstein and his Bulldog hedge fund could vote.  RHR’s Trust Agreement limits the number of shares which any shareholder (or group of affiliated shareholders) may own to 9.8% of each class of shares outstanding.  According to public reports filed by Goldstein at the Securities and Exchange Commission (“SEC”), Goldstein and his Bulldog fund claimed to own at least 14.8% of RHR’s common shares outstanding on the record date for the meeting.  RHR has sued Goldstein to enforce the 9.8% ownership limitation.  To date, Goldstein has defended this lawsuit by alleging that the Massachusetts courts lack jurisdiction because he is not a resident of Massachusetts and allegedly does not conduct business in Massachusetts.  During the pendency of this litigation, Goldstein filed a new SEC report stating the he sold RHR shares reducing his ownership to under 9.8%, but, reportedly, he retained voting rights for the 5% of RHR common shares which he sold.  At the shareholders meeting, it was determined that the voting rights associated with shares Goldstein claimed to own in excess of the 9.8% limitation may be voted by a Charitable Trustee, and the voting percentages set forth above reflect the shares as voted by the Charitable Trustee.

Commenting upon the results of today’s meeting, Thomas M. O’Brien, President of RHR, made the following statements:

The informal count of shareholder votes taken before the meeting showed that Goldstein’s nominations and proposals would be overwhelmingly defeated.  In these circumstances, Goldstein chose not to appear at the meeting and he and his Bulldog hedge fund did not even present their nominations or proposals.  On behalf of our Board of Trustees and Officers I want to thank all our shareholders who took the time to study the issues and vote.

“Mr. Goldstein and his hedge fund colleagues seem to have made a business of collecting ‘green mail’ by threatening the managers of small closed end funds with expensive litigation and proxy contests.  Now that it appears that RHR shareholders are not intimidated by his actions, my principal regret is that Goldstein succeeded in costing our Fund a considerable amount of money.  RHR intends to determine if it may be possible to bring the pending litigation to a rapid conclusion to stop the continuing expenses; and, if that fails, we will explore ways to collect our costs from Goldstein and his associates.”

The voting results set forth above are preliminary tabulations. These preliminary results are subject to verification and final tabulation by IVS Associates Inc., the Inspector of Elections appointed at the meeting.  The final official results are expected to be calculated by IVS and formally reported to RHR within the next few days.

RMR Hospitality and Real Estate Fund is a closed end mutual fund with shares traded on the American Stock Exchange, or AMEX.  RHR focuses its investments in income securities issued by companies in the hospitality and real estate industries.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON RHR’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS.  FOR EXAMPLE:

•             RHR CURRENTLY EXPECTS THE PRELIMINARY TABULATION OF VOTES SET FORTH IN THIS PRESS RELEASE TO BE CONFIRMED WHEN IVS FILES ITS FINAL REPORT AS INSPECTOR OF ELECTIONS.  HOWEVER, THIS PRELIMINARY TABULATION IS SUBJECT TO REVIEW AND MAY BE CHANGED WHEN IVS MAKES ITS FINAL REPORT.

•             THIS PRESS RELEASE REPORTS PRELIMINARY TABULATIONS INCLUDING VOTES BY A CHARITABLE TRUSTEE OF ABOUT 5% OF RHR COMMON SHARES FOR WHICH GOLDSTEIN AND HIS AFFILIATES MAY CLAIM VOTING RIGHTS.  RHR BELIEVES THE CHARITABLE TRUSTEE MAY VOTE BECAUSE THE RHR TRUST AGREEMENT PROVIDES THIS PROCEDURE. IT IS POSSIBLE THAT GOLDSTEIN MAY CHALLENGE THE VOTING BY THE CHARITABLE TRUSTEE BY LITIGATION. THE FINAL RESULTS OF LITIGATION ARE NEVER CERTAIN AND A COURT MAY RULE THAT GOLDSTEIN MAY VOTE THE 5% OF THE COMMON SHARES WHICH HAVE BEEN VOTED BY THE CHARITABLE TRUSTEE. IF THE CHARITABLE TRUSTEE’S VOTES WERE NOT COUNTED, THE PRELIMINARY TABULATION RESULTS SET FORTH IN THIS PRESS RELEASE WOULD BE CHANGED AS FOLLOWS:

•        98.3% FOR KOUMANTZELIS.

•                       THE VOTES FOR PORTNOY (100%) WOULD BE UNCHANGED BECAUSE THE CHARITABLE TRUSTEE DID NOT VOTE ANY PREFERRED SHARES.

•             IN THIS PRESS RELEASE, MR. O’BRIEN STATES THAT RHR INTENDS TO EXPLORE WAYS TO BRING THE PENDING LITIGATION WITH GOLDSTEIN AND HIS BULLDOG HEDGE FUND TO A RAPID CONCLUSION.  THIS STATEMENT IMPLIES THAT RHR MAY SEEK TO SETTLE ITS LITIGATION WITH GOLDSTEIN OR OTHERWISE SEEK EXPEDITED RESOLUTION OF THE PENDING LITIGATION.  THERE CAN BE NO ASSURANCE THAT GOLDSTEIN IS WILLING TO SETTLE ON TERMS RHR WILL ACCEPT, AND RHR IS UNABLE TO PREDICT IF ANY SETTLEMENT OVERTURES TO GOLDSTEIN OR ITS EXPEDITED LITIGATION PROCESSES WILL SUCCEED.

•             IN THIS PRESS RELEASE, MR. O’BRIEN STATES THAT RHR MAY EXPLORE WAYS TO COLLECT ITS COSTS OF THE PROXY CONTEST OR LITIGATION FROM GOLDSTEIN AND HIS ASSOCIATES.  COLLECTING COMPANY PROXY COSTS FROM A DISSIDENT SHAREHOLDER IS UNUSUAL.  SIMILARLY, COLLECTING COSTS, INCLUDING ATTORNEYS FEES, IN LITIGATION IS NOT CUSTOMARY.  BECAUSE GOLDSTEIN IS IN THE BUSINESS OF CREATING EXPENSIVE PROXY COSTS AND EXPENSIVE LITIGATION, RHR BELIEVES THAT IT MAY BE ABLE TO COLLECT THESE COSTS FROM GOLDSTEIN.  HOWEVER, THERE CAN BE NO ASSURANCE THAT THESE EFFORTS WILL SUCCEED.

•             LITIGATION IS EXPENSIVE.  DISCOVERY AND RULINGS DURING LITIGATION MAY PRODUCE RESULTS WHICH ARE CURRENTLY NOT ANTICIPATED.  THE ONGOING LITIGATION AND POTENTIAL ADDITIONAL LITIGATION BETWEEN RHR AND GOLDSTEIN AND HIS ASSOCIATES MAY RESULT IN MATERIAL FINANCIAL COSTS TO RHR.

FOR ALL OF THE FOREGOING REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  ALSO, THIS PRESS RELEASE IS NOT INTENDED TO IMPLY THAT RHR WILL UPDATE ITS FORWARD LOOKING STATEMENTS IN THE FUTURE BASED UPON CHANGED CIRCUMSTANCES, UNLESS DOING SO IS REQUIRED BY APPLICABLE LAW.

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